Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES FIRST QUARTER 2020 FINANCIAL AND OPERATING RESULTS

Midland, TX (May 4, 2020) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced financial and operating results for the first quarter ended March 31, 2020.

FIRST QUARTER 2020 HIGHLIGHTS

•	Q1 2020 average production of 201.4 MBO/d (321.1 MBOE/d), with average oil production up 3% over Q4 2019 and up 12% over Q1 2019

•	Q1 2020 net loss of $272 million; adjusted net income (as defined and reconciled below) of $230 million, or $1.45 per diluted share

•	Q1 2020 Consolidated Adjusted EBITDA (as defined and reconciled below) of $713 million; adjusted EBITDA net of non-controlling interest of $670 million

•	Q1 2020 capital expenditures of $790 million; turned 80 gross operated horizontal wells to production

•	Declared Q1 2020 cash dividend of $0.375 per share payable on May 21, 2020; implies a 3.7% annualized yield based on the May 1, 2020 share closing price of $40.28

•	Standalone liquidity of $1.9 billion as of March 31, 2020

•	Q1 2020 cash operating costs of $8.52 per BOE; including cash general and administrative ("G&A") expenses of $0.51 per BOE

DIAMONDBACK'S RESPONSE TO COMMODITY PRICE VOLATILITY

•	Immediately ceased all completion operations in early March 2020 for minimum of one month

•	Hedged ~100% of expected 2020 oil production, including basis differentials and a majority of WTI contract roll exposure; removed all three way collar hedge exposure to maximize downside protection

•	Hedged approximately 50% of expected 2021 oil production in the form of swaps and two way collars

•
The Company plans to voluntarily curtail 10 - 15% of expected May 2020 oil production in areas where the Company can manage production economically and without the addition of material operating expense.  Diamondback will continue to monitor whether additional strategic curtailments are warranted in June and beyond

•	Immediately reduced full year 2020 capital budget by over 40%, with run rate activity based capital spend 60% below original 2020 expectations

•	Plans to average less than one completion crew in Q2 2020 to meet leasehold obligations, and will assess bringing completion crews back to work in Q3 2020 depending on commodity prices

•	Expects to complete less than 10% of its estimated full year 2020 completed gross well count in Q2 2020

•
Currently operating 14 drilling rigs, plans to enter Q3 2020 running eight drilling rigs and enter Q4 2020 running seven drilling rigs with the ability to reduce the rig count further should conditions warrant in Q4 2020 and into 2021

•	Reduced operating costs by increasing water infrastructure efficiencies and reducing trucking costs

•	Reduced flaring to less than 0.5% of net production exiting Q1 2020 from over 1.5% of net production in January 2020

“First of all, and most importantly, our thoughts and prayers go out to all of those affected by the COVID-19 pandemic. The challenges presented so far in 2020 are unprecedented, but we have taken quick and decisive action to preserve our strength through this cycle,” stated Travis Stice, Chief Executive Officer of Diamondback.

Mr. Stice continued, “When commodity prices fell in March, Diamondback responded by ceasing all completion activity and immediately restructured our hedge book to maximize downside protection through 2020 and a portion of 2021. We then worked to reduce our forward capital budget and cost structure while high-grading our operating plan to acreage with the highest returns where we own mineral and royalty interests and have little required midstream or infrastructure spend. By the end of the second quarter, our rig count will be cut in half from the beginning of the year, and we will have a high quality DUC backlog for our future return to completion activity. Diamondback is prepared to operate in a lower-for-longer oil price environment, and our cost structure will prove to be a differentiator through this downturn. Low interest expense, low leverage, industry-leading low cash G&A, a full hedge book, strong midstream contracts and the benefits of Viper Energy Partners LP and Rattler Midstream LP will allow Diamondback to operate effectively through these uncertain times.”

“Diamondback is prepared to preserve our strength through this cycle and protect our stockholders’ investment. Our industry, through the free market, has responded as quickly as ever to this unprecedented global demand shock without the need for regulatory intervention.  Diamondback is choosing to curtail production in May because of economics, which should be the baseline for decisions on whether or not to produce barrels.  The addition of regulatory uncertainty to operators in the state of Texas is a distraction to managing the social and economic crisis we are all currently facing.”

OPERATIONS UPDATE

Diamondback’s Q1 2020 production averaged 321.1 MBOE/d (201.4 MBO/d), up 7% quarter over quarter from 301.3 MBOE/d in Q4 2019, and up 22% year over year from 262.6 MBOE/d in Q1 2019. Diamondback's Q1 2020 average oil production increased 3% quarter over quarter from 195.0 MBO/d in Q4 2019 and increased 12% year over year from 179.1 MBO/d in Q1 2019.

During the first quarter of 2020, Diamondback drilled 55 gross horizontal wells in the Midland Basin and 38 gross horizontal wells in the Delaware Basin. The Company turned 34 operated horizontal wells to production in the Midland Basin and 46 operated horizontal wells in the Delaware Basin. The average lateral length for the wells completed during the first quarter was 9,751 feet. Operated completions during the first quarter consisted of 47 Wolfcamp A wells, nine Wolfcamp B wells, seven Lower Spraberry wells, six Middle Spraberry wells, five Second Bone Spring wells, four Third Bone Spring wells and two Jo Mill wells.

FINANCIAL UPDATE
Diamondback's first quarter 2020 net loss was $272 million, or $1.72 per diluted share. Adjusted net income (a non-GAAP financial measure as defined and reconciled below) was $230 million, or $1.45 per diluted share, down 25% from $1.93 in Q4 2019 and up 4% from $1.39 in Q1 2019. First quarter 2020 net loss includes a non-cash impairment charge of $1 billion as a result of the sharp decline in commodity prices.

First quarter 2020 Adjusted EBITDA net of non-controlling interest (as defined and reconciled below) was $670 million, down 19% from $827 million in Q4 2019 and up 3% from $651 million in Q1 2019.

First quarter 2020 average unhedged realized prices were $45.10 per barrel of oil, $0.14 per Mcf of natural gas and $9.45 per barrel of natural gas liquids, resulting in a total equivalent unhedged price of $30.23/BOE.

Diamondback's cash operating costs for the first quarter of 2020 were $8.52 per BOE, including lease operating expenses ("LOE") of $4.35 per BOE, cash G&A expenses of $0.51 per BOE and production and ad valorem taxes and gathering and transportation expenses of $3.66 per BOE.

As of March 31, 2020, Diamondback had $93 million in standalone cash and approximately $199 million of outstanding borrowings under its revolving credit facility, with approximately $1.8 billion available for future borrowing under the facility and $1.9 billion of total liquidity. To preserve liquidity, the Company has suspended its previously announced share repurchase program.

During the first quarter of 2020, Diamondback spent $672 million on drilling and completion, $18 million on non-operated properties, $56 million on infrastructure and $44 million on midstream, for total capital expenditures of $790 million.

The Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") was enacted on March 27, 2020. This legislation included a number of provisions applicable to U.S. income taxes for corporations, including providing for carryback of certain net operating losses, accelerated refund of minimum tax credits, and modifications to the rules limiting the deductibility of business interest expense. The Company has considered the impact of this legislation in the period of enactment, resulting in discrete income tax benefit for the three months ended March 31, 2020 related to the anticipated carryback of approximately $179 million of the Company's federal net operating losses as noted above. As a result of the refund associated with such carryback as well as the accelerated refund available for minimum tax credits, the Company's current federal taxes receivable total approximately $101 million as of March 31, 2020.

DIVIDEND DECLARATION

Diamondback announced today that the Company's Board of Directors declared a cash dividend of $0.375 per common share for the first quarter of 2020 payable on May 21, 2020, to stockholders of record at the close of business on May 14, 2020. Future dividends remain subject to review and approval at the discretion of the Company's Board of Directors.

FULL YEAR 2020 GUIDANCE

Below is Diamondback's guidance for the full year 2020. Given the recent extreme weakness in commodity prices and forward pricing uncertainty, the Company’s current 2020 production guidance does not account for the potential effect of further production curtailments.

	2020 Guidance	2020 Guidance
	Diamondback Energy, Inc.	Viper Energy Partners LP

Total net production – MBOE/d	295.0 - 310.0	22.5 - 27.0
Oil production – MBO/d	183.0 - 193.0	14.0 - 17.0

Unit costs ($/BOE)
Lease operating expenses, including workovers	$4.40 - $4.80
G&A
Cash G&A	$0.60 - $0.90	$0.60 - $0.80
Non-cash equity-based compensation	$0.30 - $0.50	$0.10 - $0.25
D,D&A	$12.00 - $14.00	$10.50 - $12.50
Interest expense (net of interest income)	$1.25 - $1.75	$3.00 - $4.00
Gathering and Transportation	$0.90 - $1.10

Production and ad valorem taxes (% of revenue)(a)	7%	7%
Corporate tax rate (% of pre-tax income)	23%

Gross horizontal D,C&E/Ft. - Midland Basin	$600 - $670
Gross horizontal D,C&E/Ft. - Delaware Basin	$930 - $1,030
Gross horizontal wells completed (net)	170 - 200 (153 - 180)
Average lateral length (Ft.)	~10,000'
Midland Basin net lateral feet (%)	~60%
Delaware Basin net lateral feet (%)	~40%

Capital Budget ($ - million)
Horizontal drilling and completion	$1,310 - $1,630
Midstream (ex. long-haul pipeline investments)	$100 - $150
Infrastructure	$90 - $120
2020 Capital Spend	$1,500 - $1,900

(a)	Includes production taxes of 4.6% for crude oil and 7.5% for natural gas and NGLs and ad valorem taxes.

CONFERENCE CALL
Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the first quarter of 2020 on Tuesday, May 5, 2020 at 9:00 a.m. CT. Participants should call (877) 440-7573 (United States/Canada) or (253) 237-1144 (International) and use the confirmation code 1072965. A telephonic replay will be available from 12:00 p.m. CT on Tuesday, May 5, 2020 through Tuesday, May 12, 2020 at 12:00 p.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 1072965. A live broadcast of the earnings conference call will also be available via the internet at www.diamondbackenergy.com under the “Investor Relations” section of the site. A replay will also be available on the website following the call.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, that address activities that Diamondback assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including the current adverse industry and macroeconomic conditions, depressed commodity prices, production levels, any potential regulatory actions that impose production limits in the Permian Basin, the impact and duration of the ongoing COVID-19 pandemic, acquisitions and sales of assets, future dividends, production, drilling and capital expenditure plans and effects of hedging arrangements. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Diamondback. Information concerning these risks and other factors can be found in Diamondback’s filings with the Securities and Exchange Commission ("SEC"), including its reports on Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC’s web site at http://www.sec.gov. Diamondback undertakes no obligation to update or revise any forward-looking statement.

Diamondback Energy, Inc.
Consolidated Balance Sheets
(unaudited, in millions, except share amounts)

	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$149	$123
Restricted cash	6	5
Accounts receivable:
Joint interest and other, net	178	186
Oil and natural gas sales, net	225	429
Inventories	36	37
Derivative instruments	534	46
Prepaid expenses and other current assets	140	43
Total current assets	1,268	869
Property and equipment:
Oil and natural gas properties, full cost method of accounting ($8,488 million and $9,207 million excluded from amortization at March 31, 2020 and December 31, 2019, respectively)	26,719	25,782
Midstream assets	987	931
Other property, equipment and land	130	125
Accumulated depletion, depreciation, amortization and impairment	(6,416)	(5,003)
Net property and equipment	21,420	21,835
Equity method investments	502	479
Derivative instruments	30	7
Deferred tax asset, net	—	142
Investment in real estate, net	107	109
Other assets	59	90
Total assets	$23,386	$23,531
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable-trade	$245	$179
Accrued capital expenditures	490	475
Other accrued liabilities	287	304
Revenues and royalties payable	292	278
Derivative instruments	16	27
Total current liabilities	1,330	1,263
Long-term debt	5,677	5,371
Derivative instruments	66	—
Asset retirement obligations	99	94
Deferred income taxes	1,888	1,886
Other long-term liabilities	10	11
Total liabilities	9,070	8,625
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 157,815,843 issued and outstanding at March 31, 2020; 200,000,000 shares authorized, 159,002,338 issued and outstanding at December 31, 2019	2	2
Additional paid-in capital	12,265	12,357
Retained earnings	559	890
Total Diamondback Energy, Inc. stockholders’ equity	12,826	13,249
Non-controlling interest	1,490	1,657
Total equity	14,316	14,906
Total liabilities and equity	$23,386	$23,531

Diamondback Energy, Inc.
Consolidated Statements of Operations
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended March 31,
	2020	2019
Revenues:
Oil, natural gas and natural gas liquid sales	$883	$842
Lease bonus	—	1
Midstream services	14	19
Other operating income	2	2
Total revenues	899	864
Costs and expenses:
Lease operating expenses	127	109
Production and ad valorem taxes	71	55
Gathering and transportation	36	12
Midstream services	23	17
Depreciation, depletion and amortization	407	322
Impairment of oil and natural gas properties	1,009	—
General and administrative expenses	24	27
Asset retirement obligation accretion	2	2
Other operating expense	2	1
Total costs and expenses	1,701	545
(Loss) income from operations	(802)	319
Other income (expense):
Interest expense, net	(48)	(46)
Other income, net	1	1
Gain (loss) on derivative instruments, net	542	(268)
(Loss) gain on revaluation of investment	(10)	4
Total other income (expense), net	485	(309)
(Loss) income before income taxes	(317)	10
Provision for (benefit from) income taxes	83	(33)
Net (loss) income	(400)	43
Net (loss) income attributable to non-controlling interest	(128)	33
Net (loss) income attributable to Diamondback Energy, Inc.	$(272)	$10

Earnings per common share:
Basic	$(1.72)	$0.06
Diluted	$(1.72)	$0.06
Weighted average common shares outstanding:
Basic	158,291	164,852
Diluted	158,494	165,061
Dividends declared per share	$0.3750	$0.1875

Diamondback Energy, Inc.
Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended March 31,
	2020	2019

Cash flows from operating activities:
Net (loss) income	$(400)	$43
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Provision for (benefit from) deferred income taxes	83	(33)
Impairment of oil and natural gas properties	1,009	—
Asset retirement obligation accretion	2	2
Depreciation, depletion and amortization	407	322
Amortization of debt issuance costs	2	1
Change in fair value of derivative instruments	(455)	285
Loss (gain) on revaluation of investment	10	(4)
Equity-based compensation expense	9	14
Changes in operating assets and liabilities:
Accounts receivable	175	(63)
Inventories	1	(4)
Prepaid expenses and other	(4)	(9)
Accounts payable and accrued liabilities	(35)	(190)
Accrued interest	31	5
Revenues and royalties payable	14	8
Net cash provided by operating activities	849	377
Cash flows from investing activities:
Drilling, completions and non-operated additions to oil and natural gas properties	(690)	(533)
Infrastructure additions to oil and natural gas properties	(56)	(36)
Additions to midstream assets	(44)	(58)
Purchase of other property, equipment and land	(5)	(4)
Acquisitions of leasehold interests	(40)	(75)
Acquisitions of mineral interests	(65)	(82)
Contributions to equity method investments	(33)	(149)
Distributions from equity method investments	10	—
Net cash used in investing activities	(923)	(937)
Cash flows from financing activities:
Proceeds from borrowings under credit facility	430	484
Repayments under credit facility	(140)	(314)
Proceeds from joint venture	16	23
Debt issuance costs	—	(3)
Proceeds from public offerings	—	341
Proceeds from exercise of stock options	1	—
Repurchased shares for tax withholdings	(5)	(13)
Repurchased shares as part of share buyback	(98)	—
Distribution equivalent rights	(1)	—
Dividends to stockholders	(59)	(21)
Distributions to non-controlling interest	(43)	(26)
Net cash provided by financing activities	101	471

Diamondback Energy, Inc.
Consolidated Statements of Cash Flows
(unaudited, in millions)
Net increase (decrease) in cash and cash equivalents	27	(89)
Cash and cash equivalents at beginning of period	128	215
Cash and cash equivalents at end of period	$155	$126

Supplemental disclosure of cash flow information:
Interest paid, net of capitalized interest	$16	$17
Supplemental disclosure of non-cash transactions:
Change in accrued capital expenditures	$15	$(10)
Capitalized stock-based compensation	$4	$6
Asset retirement obligations acquired	$—	$3

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended March 31, 2020	Three Months Ended December 31, 2019	Three Months Ended March 31, 2019
Production Data:
Oil (MBbls)	18,325	17,937	16,115
Natural gas (MMcf)	32,120	28,219	21,684
Natural gas liquids (MBbls)	5,538	5,078	3,908
Combined volumes (MBOE)(1)(2)	29,216	27,718	23,637

Daily oil volumes (BO/d)	201,369	194,972	179,056
Daily combined volumes (BOE/d)(2)	321,057	301,284	262,633

Average Prices:
Oil ($ per Bbl)	$45.10	$54.74	$46.12
Natural gas ($ per Mcf)	$0.14	$1.07	$1.32
Natural gas liquids ($ per Bbl)	$9.45	$15.15	$18.00
Combined ($ per BOE)	$30.23	$39.28	$35.63

Oil, hedged ($ per Bbl)(3)	$49.32	$54.69	$46.92
Natural gas, hedged ($ per MMbtu)(3)	$0.42	$1.15	$1.49
Natural gas liquids, hedged ($ per Bbl)(1)	$9.45	$15.93	$18.19
Average price, hedged ($ per BOE)(3)	$33.19	$39.48	$36.38

Average Costs per BOE:
Lease operating expense	$4.35	$4.52	$4.61
Production and ad valorem taxes	2.43	2.46	2.33
Gathering and transportation expense	1.23	1.25	0.51
General and administrative - cash component	0.51	0.54	0.55
Total operating expense - cash	$8.52	$8.77	$8.00

General and administrative - non-cash component	$0.31	$0.73	$0.59
Depreciation, depletion and amortization	$13.93	$14.48	$13.62
Interest expense, net	$1.64	$1.40	$1.95

(1)	Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.

(2)	The volumes presented are based on actual results and are not calculated using the rounded numbers in the table above.

(3)
Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices. Our calculation of such effects includes realized gains and losses on cash settlements for commodity derivatives, which we do not designate for hedge accounting.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net (loss) income plus non-cash (gain) loss on derivative instruments, net, interest expense, net, depreciation, depletion and amortization, impairment of oil and natural gas properties, non-cash equity-based compensation expense, capitalized equity-based compensation expense, asset retirement obligation accretion expense, loss on extinguishment of debt, gain (loss) on revaluation of investment and income tax provision (benefit). Adjusted EBITDA is not a measure of net income as determined by United States’ generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.
The following tables present a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the GAAP financial measure of net income.

Diamondback Energy, Inc.
Reconciliation of Adjusted EBITDA to Net Income
(unaudited, in millions)

	Three Months Ended March 31, 2020	Three Months Ended December 31, 2019	Three Months Ended March 31, 2019
Net (loss) income	$(400)	$(472)	$43
Non-cash loss (gain) on derivative instruments, net	(455)	158	285
Interest expense, net	48	39	46
Depreciation, depletion and amortization	407	401	322
Impairment of oil and natural gas properties	1,009	790	—
Non-cash equity-based compensation expense	13	29	20
Capitalized equity-based compensation expense	(4)	(8)	(6)
Asset retirement obligation accretion expense	2	1	2
Loss on extinguishment of debt	—	56	—
Gain (loss) on revaluation of investment	10	(1)	(4)
Provision for (benefit from) income taxes	83	(124)	(33)
Consolidated Adjusted EBITDA	$713	$869	$675
Adjustment for non-controlling interest	(43)	(42)	(24)
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$670	$827	$651

Adjusted EBITDA per common share:
Basic	$4.23	$5.17	$3.95
Diluted	$4.23	$5.16	$3.94
Weighted average common shares outstanding:
Basic	158,291	159,998	164,852
Diluted	158,494	160,154	165,061

Adjusted net income is a non-GAAP financial measure equal to net income (loss) attributable to Diamondback Energy, Inc. adjusted for non-cash gain on derivative instruments, gain on revaluation of investments, impairment of oil and natural gas properties and related income tax adjustments. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.
The following table presents a reconciliation of adjusted net income to net income:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, in millions, except share amounts and per share data)

	Three Months Ended March 31, 2020
	Pre-Tax Amounts	Amounts Per Share
Net income (loss) attributable to Diamondback Energy, Inc.	$(272)	$(1.72)
Non-cash gain on derivative instruments	(455)	(2.87)
Gain on revaluation of investments	10	0.06
Impairment of oil and natural gas properties	1,009	6.37
Adjusted income excluding above items	292	1.84
Income tax adjustment for above items	(62)	(0.39)
Adjusted net income	$230	$1.45

DERIVATIVES

The Company now has a total of 180.7 thousand barrels of crude oil per day protected in 2020, with 98% of those hedges having unlimited downside protection as a swap, put or collar. The Company has an average of 83.5 thousand barrels of crude oil per day of hedge protection in 2021 through a combination of collars and swaps. These hedge positions are consolidated to include hedges in place at Viper Energy Partners LP (“Viper”).

As of May 1, 2020, the Company had the following outstanding consolidated derivative contracts, including derivative contracts at Viper. The Company has restructured a significant number of its 2020 contracts, increased hedge protection to cover almost all of its expected 2020 oil production, and built a position to protect approximately 50% of expected 2021 oil production. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent pricing and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q2 2020	Q3 2020	Q4 2020	1H 2021	2H 2021
Swaps - WTI (Cushing)	15,000	11,000	11,000	—	—
	$46.77	$43.47	$43.47	$—	$—
Swaps - WTI (Magellan East Houston)(1)	14,000	14,000	14,000	5,000	5,000
	$56.98	$56.98	$56.98	$37.78	$37.78
Swaps - Crude Brent Oil(2)	30,200	24,200	24,200	16,000	5,000
	$50.27	$47.62	$47.62	$43.79	$41.62
Puts - WTI (Cushing)	4,700	4,700	4,700	—	—
	$46.51	$46.51	$46.51	$—	$—
Costless Collars - WTI (Cushing)	51,029	51,029	51,029	10,000	10,000

	Crude Oil (Bbls/day, $/Bbl)
	Q2 2020	Q3 2020	Q4 2020	1H 2021	2H 2021
Long Put Price ($/Bbl)	$35.56	$35.56	$35.56	$30.00	$30.00
Ceiling Price ($/Bbl)	$41.54	$41.54	$41.54	$43.05	$43.05
Costless Collars - WTI (Magellan East Houston)	4,000	4,000	4,000	—	—
Long Put Price ($/Bbl)	$39.00	$39.00	$39.00	$—	$—
Ceiling Price ($/Bbl)	$49.00	$49.00	$49.00	$—	$—
Costless Collars - Crude Brent Oil	64,710	64,710	64,710	58,000	58,000
Long Put Price ($/Bbl)	$37.35	$37.59	$37.59	$39.52	$39.52
Ceiling Price ($/Bbl)	$45.64	$45.63	$45.63	$48.26	$48.26
Costless Put Spreads - WTI (Magellan East Houston)	3,800	3,800	3,800	—	—
Short Put Price ($/Bbl)	$25.00	$25.00	$25.00	$—	$—
Long Put Price ($/Bbl)	$50.00	$50.00	$50.00	$—	$—
Basis Swaps - WTI (Midland)	45,538	45,087	45,087	—	—
	$(1.33)	$(1.33)	$(1.33)	$—	$—
Argus WTL - NYMEX WTI Basis Differential	2,637	8,000	8,000	—	—
	$(1.31)	$(1.31)	$(1.31)	$—	$—
Roll Swaps - WTI(3)	85,330	120,000	120,000	—	—
	$(0.93)	$(1.05)	$(1.05)	$—	$—
(1) Includes 10,000 BO/d of swaps in 2020 whereby the Company receives $55.00/Bbl when the settlement price is above $40/Bbl and settlement price plus $15/Bbl if below $40/Bbl
(2) Includes of 11,000 BO/d of swaps in the first half of 2021 whereby the counterparty has the right to extend the hedge into the second half of 2021 at an average price of $44.77/Bbl
(3) Q2 2020 includes 115,000 BO/d of roll swaps in May 2020 at $(1.04)/Bbl and 120,000 BO/d of roll swaps in June 2020 at $(1.05)/Bbl

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q2 2020	Q3 2020	Q4 2020	1H 2021	2H 2021
Natural Gas Swaps - Henry Hub	39,890	60,000	60,000	120,000	120,000
	$2.51	$2.48	$2.48	$2.57	$2.57
Natural Gas Swaps - Waha Hub	80,000	90,000	90,000	—	—
	$1.68	$1.58	$1.58	$—	$—
Natural Gas Basis Swaps - Waha Hub	145,000	145,000	145,000	230,000	230,000
	$(1.57)	$(1.57)	$(1.57)	$(0.69)	$(0.69)

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com